Exhibit 99.1

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

IN RE SEQUENOM, INC. DERIVATIVE LITIGATION	) ) ) ) ) ) )	Lead Case No. 09-CV-1341-LAB (WMC) [Related to 09-CV-1404-LAB (WMC) and 09-CV-01927-LAB (WMC)] (Derivative Action)

This Document Relates To: ALL ACTIONS	) ) ) ) ) ) ) ) ) ) )	ACTUAL NOTICE OF PENDENCY OF SETTLEMENT OF DERIVATIVE LITIGATION EXHIBIT B-1 Judge: Honorable Larry A. Burns Courtroom: 9, 2nd Floor Oral Argument Requested

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

ACTUAL NOTICE OF PENDENCY OF SETTLEMENT

OF DERIVATIVE LITIGATION

TO: ALL HOLDERS OF SEQUENOM, INC. (“SEQUENOM” OR THE “COMPANY”) CAPITAL STOCK AS OF MAY 6, 2010 (“CURRENT SEQUENOM SHAREHOLDERS” or “CURRENT SEQUENOM SHAREHOLDER”). PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IT MAY AFFECT YOUR RIGHTS.

THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE LITIGATION AND RELATED CLAIMS. CURRENT SEQUENOM SHAREHOLDERS ARE ENTITLED TO OBJECT, IF THEY DESIRE, TO THE SETTLEMENT AS DESCRIBED HEREIN. THIS ACTION IS NOT A “CLASS ACTION,” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

IF THE COURT APPROVES THE SETTLEMENT, SHAREHOLDERS OF SEQUENOM WILL BE BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, OR ADEQUACY OF THE PROPOSED SETTLEMENT, AND FROM PURSUING THE RELEASED CLAIMS.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE SHAREHOLDER LITIGATION, THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT, IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

IF YOU WERE NOT THE BENEFICIAL OWNER OF SEQUENOM CAPITAL STOCK ON THE RECORD DATE, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and the Preliminary Approval of Settlement and Procedural Order (the “Preliminary Order”) of the United States District Court for the Southern District of California (the “Court”), that a proposed settlement agreement (the “Settlement”) has been reached among Plaintiffs, 1 on behalf of nominal defendant Sequenom, Individual Defendants, and Sequenom in connection with: (i) the above-captioned shareholder derivative action, In re Sequenom, Inc. Derivative Litigation, Lead Case No. 09-CV-1341-LAB (WMC) (the “Consolidated Federal Derivative Action”); (ii) Ries, et

[1]	For purposes of this Notice, the Court incorporates by reference the definitions in the Settling Parties’ Stipulation of Settlement to Settle Derivative Actions (“Stipulation”) fully executed as of May 6, 2010, and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation. A copy of the Stipulation may be found at the website of Robbins Umeda LLP (“Robbins Umeda”) at www.robbinsumeda.com and the website of Sequenom at http://www.sequenom.com/Corporate/Investor-Relations/SEC-Filing.

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ACTUAL NOTICE OF PENDENCY OF SETTLEMENT

OF DERIVATIVE LITIGATION

al. v. Stylli, et al., Case No. 09-CV-02517-LAB (WMC) (the “Ries Action”), which has been coordinated with the Consolidated Federal Derivative Action and is pending in the Court; and (iii) In re Sequenom, Inc. Derivative Litigation, Case No. 37-2009-00089683-CU-SL-CTL (the “State Derivative Action”), pending in the Superior Court of the State of California, County of San Diego (collectively, the Consolidated Federal Derivative Action, the Ries Action, and the State Derivative Action are referred to as the “Litigation”).

This Litigation has been brought derivatively on behalf of Sequenom to remedy the alleged harm caused to the Company by the Individual Defendants’ alleged violations of federal and state law and breaches of fiduciary duties. The proposed Settlement, if approved by the Court, would fully, finally, and forever resolve the Litigation on the terms and conditions in the Stipulation which are summarized in this Notice.

A hearing (the “Final Approval Hearing”) shall be held before this Court on July 12, 2010 at 11:15 a.m. or as soon thereafter as counsel may be heard in the courtroom of the Honorable Larry A. Burns of the Court, 940 Front Street, San Diego, CA 92101 to determine: (i) whether the proposed Settlement of the Litigation, upon the terms set forth in the Stipulation, should be finally approved in all respects as fair, reasonable, and adequate to Sequenom and Current Sequenom Shareholders; (ii) whether the Final Order and Judgment approving the Settlement should be entered; and (iii) whether Plaintiffs’ Counsel’s agreed-to Fee Award should be finally approved.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the truth of the allegations asserted in the Litigation or the merits of the claims or defenses asserted in the Litigation. This Notice is merely to inform you of the pendency and proposed Settlement and of your rights as a Current Sequenom Shareholder.

I. OVERVIEW OF THE LITIGATION

Sequenom develops technology, products and diagnostic tests for the discovery, clinical research and molecular diagnostics markets. In 2008, Sequenom began developing a promising series of products, based on its SEQureDxTM technology, designed to detect genetic abnormalities, such as Trisomy 21 (“T-21”), or Down syndrome. The market for T-21 diagnostic testing is currently estimated to exceed $2 billion.

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OF DERIVATIVE LITIGATION

The launch and commercialization of a T-21 test utilizing Sequenom’s SEQureDxTM technology depended upon the Company’s ability to validate the technology’s effectiveness through lab studies. In Company press releases dated June 4, 2008, September 23, 2008, December 1, 2008, January 28, 2009 and February 3, 2009, Sequenom made representations about certain Research and Development (“R&D”) test data and results for the T-21 test that indicated that the test was nearly 100% accurate in identifying T-21, or Down syndrome. Plaintiffs allege that shareholders and analysts avidly followed Sequenom’s R&D test data and research and the Company’s disclosures as reflected by a surge in the Company’s Relevant Period stock price, as well as analyst upgrades.

On April 29, 2009, Sequenom announced that it was no longer relying on the SEQureDxTM T-21 R&D test data and results and that the Company would be delaying the commercial launch of the SEQureDxTM T-21 test due to employee mishandling of the T-21 test data and results. Following these disclosures, Sequenom’s stock price declined from $14.91 per share to $3.62 per share.

On May 1, 2009, certain Sequenom investors filed the Federal Securities Class Action in this Court.2 Thereafter, between May 14, 2009 and November 9, 2009, nine separate derivative actions – four federal derivative actions and five state derivative actions – were filed on behalf of Sequenom against several of the Company’s current or former officers and directors. On June 9, 2009, the Superior Court for the State of California, County of San Diego, consolidated the State Derivative Action for all purposes under the caption In re Sequenom, Inc. Derivative Litigation,

[2]	On May 1, 2009, a federal securities class action, captioned In re Sequenom Inc. Securities Litigation, Lead Case No. 09-CV-00921-LAB(WMC) (the “Federal Securities Class Action”), was filed in the Court. On January 28, 2010, this Court preliminarily approved settlement of the Federal Securities Class Action. On May, 3, 2010, this Court granted final approval of the proposed class action settlement and plan for allocating proceeds, issued its final judgment on the matter, and entered an order dismissing the Federal Securities Class Action with prejudice.

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OF DERIVATIVE LITIGATION

Case No. 37-2009-00089683-CU-SL-CTL, and appointed The Weiser Law Firm, P.C. and Doyle Lowther LLP as co-lead counsel for plaintiffs in the State Derivative Action. On July 24, 2009, this Court consolidated the Consolidated Federal Derivative Action for all purposes under the caption In re Sequenom, Inc. Derivative Litigation, Lead Case No. 09-CV-01341-LAB (WMC), and appointed Robbins Umeda and Holzer Holzer & Fistel, LLC as co-lead counsel for plaintiffs in the Consolidated Federal Derivative Action.

On September 28, 2009, Sequenom issued a press release announcing the results of its investigation into the mishandling of the T-21 test data and results, identifying, among other things: (1) a failure to put in place adequate controls and procedures for the studies in its T-21 program; (2) a failure to maintain adequate controls and procedures for public disclosures; and (3) a failure by certain employees to provide adequate supervision. The Company also disclosed that the employment of two key executives and three non-executive scientists had been terminated and that other Company employees had resigned.

Following this announcement, the Federal Derivative Plaintiffs filed a motion for a temporary restraining order seeking to enjoin the vesting of stock options and payments of any and all employment-related benefits to Sequenom employees who were terminated by, or resigned from, the Company. This motion was withdrawn on October 20, 2009 after an informal resolution of Federal Derivative Plaintiffs’ concerns by Sequenom.

On October 28, 2009, plaintiffs in the Consolidated Federal Derivative Action filed their verified consolidated shareholder derivative complaint. On November 30, 2009, plaintiffs in the State Derivative Action filed their consolidated verified shareholder derivative complaint.

On November 9, 2009, plaintiffs in the Ries Action filed their verified shareholder derivative action, and by Order dated December 30, 2009, the Court coordinated the Ries Action with the Consolidate Federal Derivative Action for purposes of pretrial motions and scheduling.

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OF DERIVATIVE LITIGATION

II. THE SETTLEMENT EFFORTS

On December 1, 2009, in an effort to resolve the Litigation, certain of the Parties in the Consolidated Federal Derivative Action, the Ries Action, and the State Derivative Action attended an all-day mediation under the direction of the Honorable Daniel Weinstein (Ret.) (“Judge Weinstein”) of JAMS, a highly skilled and experienced mediator. Although a settlement agreement was not reached during the December 2009 mediation, the Parties, along with the substantial assistance of Judge Weinstein and assistant mediator Lizbeth Hasse (“Hasse”), continued to pursue extensive good-faith settlement negotiations over many months. In April 2010, the Settling Parties agreed in principle to settle the Litigation on terms set forth in the Stipulation, as summarized below, and subject to Court approval.

III. PLAINTIFFS’ CLAIMS AND BENEFITS OF SETTLEMENT

Plaintiffs’ Counsel, on behalf of Plaintiffs, has conducted an investigation relating to the claims and the underlying events and transactions alleged in the complaints in the Litigation including, but not limited to: (1) conducting a private investigation related to the allegations in the Litigation; (2) inspecting, analyzing, and reviewing Sequenom’s filings with the U.S. Securities and Exchange Commission (the “SEC”), press releases, announcements, transcripts of conference calls, Form 4 and Form 5 filings with the SEC made from time to time by certain of the Individual Defendants related to stock transactions, financial filings, and news articles; (3) drafting and filing the various complaints in the Litigation; and (4) participating in extensive settlement discussions with counsel for Sequenom and the Individual Defendants. Accordingly, Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Litigation have merit. Plaintiffs’ Counsel recognize and acknowledge, however, the expense, potential risks, and uncertain outcome of any litigation and subsequent appeals. Plaintiffs’ Counsel are mindful of the inherent problems of proof of, and possible defenses to, the causes of action asserted in the Litigation. Plaintiffs’ entry into the Stipulation and any negotiations or proceedings related thereto shall not be construed as a concession by the Plaintiffs or Plaintiffs’ Counsel of any infirmity or weakness in Plaintiffs’ claims against the Individual Defendants.

Plaintiffs’ Counsel believes that the Settlement negotiated between the Settling Parties confers substantial benefits upon, and is in the best interest of, Sequenom, Current Sequenom Shareholders, and Plaintiffs. As acknowledged in the Stipulation, the filing and prosecution of

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OF DERIVATIVE LITIGATION

the Litigation was a substantial material factor which was considered, among other factors, in securing $14 million in director and officer insurance carrier proceeds for the Company to assist in settling the Federal Securities Class Action. The Settlement also includes an agreement by Sequenom’s Board of Directors (the “Board”) to adopt and maintain where already implemented significant corporate governance and remedial measures which are designed to: (i) address the governance shortcomings that purportedly contributed to the wrongdoing alleged in the Litigation; (ii) strengthen the Company’s internal controls with regard to research and development activities; and (iii) enhance the independence and accountability of the Board. Accordingly, Plaintiffs and Plaintiffs’ Counsel agreed to the Settlement which provides a beneficial global resolution of the Litigation.

IV. DEFENDANTS’ DENIAL OF WRONGDOING AND LIABILITY

Sequenom and each of the Individual Defendants (collectively, “Defendants”) have denied and continue to deny each and all of the claims and contentions alleged in the Litigation. The Individual Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against themselves or any of them arising out of any of the conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Litigation. Without limiting the generality of the foregoing, each of the Individual Defendants specifically denies he or she breached his or her fiduciary duties, violated any federal or state securities or other laws, or regulations.

Nonetheless, the Individual Defendants and Sequenom, without admitting any wrongdoing arising out of any of the alleged conduct, statements, acts, or omissions set forth in the various complaints filed in the Litigation, and recognizing the expense, risks, and uncertain outcomes of any litigation, desire to settle the claims against them so as to avoid lengthy, distracting, and time-consuming litigation and the burden, inconvenience, and expense connected therewith. The Defendants’ entry into the Stipulation shall not be deemed a presumption, concession, or admission by Defendants of any violation of law, breach of duty, liability, default or wrongdoing as to any facts or claims alleged or asserted in the Litigation, or in any other actions or proceedings, and shall not be interpreted, construed, deemed, invoked, offered or received in evidence, or otherwise used by any person in the Litigation or in any other action or proceeding of any nature whatsoever.

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V. THE PROPOSED SETTLEMENT

Plaintiffs (on behalf of themselves and derivatively on behalf of Sequenom), nominal defendant Sequenom, and the Individual Defendants, by and through their respective counsel or attorneys of record, have stipulated and agreed that the Litigation, Plaintiffs’ Released Claims as against Defendants’ Released Persons, and Defendants’ Released Claims as against Plaintiffs’ Released Persons and Defendants’ Released Persons, including Sequenom and the Individual Defendants, shall be settled, compromised, and dismissed with prejudice, as to all Settling Parties, subject to the approval of the Court, in the manner and upon the terms and conditions set forth in the Stipulation and described below. Sequenom acknowledges Plaintiffs and Plaintiffs’ Counsel’s filing and prosecution of the Litigation was a substantial and material causal factor which: (i) secured valuable financial benefits for Sequenom; and (ii) caused Sequenom to adopt, or agree that it will adopt (within forty-five (45) days of the Execution Date of the Stipulation) the following corporate governance and/or remedial measures:

A. Financial Relief

(1) $14,000,000.00 D&O Insurance Contribution

Based on the involvement and participation by Judge Weinstein in the mediation and negotiations of the Settlement, Judge Weinstein, Plaintiffs, and Sequenom all believe that the filing and prosecution of the derivative actions in the Litigation were substantial material factors which were considered, among other factors, in securing $14 million in director and officer insurance carrier proceeds for the Company to assist in settling the Federal Securities Class Action.

B. Corporate Governance Reforms

(1) Set forth below are substantial corporate governance changes that were implemented or are being implemented by Sequenom for a period of no less than three years and

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are the result of extensive arms’-length negotiations. Some of the remedial measures below resulted from a joint mediation process involving both counsel and the parties to the Litigation and the Federal Securities Class Action.3 While certain of the remedial measures below are also included in the Federal Securities Class Action settlement, Sequenom acknowledges that plaintiffs in the Litigation demanded most of the remedial measures in formal settlement communications sent by them prior to the joint mediation and/or demanded by them at the joint mediation. Further, Sequenom acknowledges that the remaining remedial measures are significant and extensive and are the exclusive result of the Litigation plaintiffs’ continued mediation efforts.4 Based on these remedial measures, Sequenom has received substantial and material benefits.

(2) Changes in Board Membership and Composition

(a) The Company appointed two new independent directors to the Board, Dr. Kenneth Buechler and David Pendarvis, which increased the size of the Board from eight (8) to nine (9) directors.

(b) Once Dr. Hixson is no longer Chairman of the Board, the position of Chairman shall be occupied by an independent director.

(c) The Board’s independent directors may serve as members of the boards of directors of no more than four (4) other public or private for-profit entities, other than subsidiaries or affiliates of the Company.

(3) Reforms Concerning Director Conduct

(a) Each independent director of the Board shall annually certify, in writing, to the Chair of the Nominating and Corporate Governance Committee he or she is independent and shall immediately inform the Board of any change in his or her independent status.

[3]	See §§ V(B)(2)(a)-(b); V(B)(4)(g)-(i); V(B)(7)(c).
[4]	See §§V(B)(2)(c); V(B)(3)(a)-(e); V(B)(4)(a)-(f); V(B)(5)(a)-(b); V(B)(6)(a)-(d); V(B)(7)(a)-(b); V(B)(8)(a)-(c); V(B)(10)

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(b) Absent extraordinary circumstances, the Company shall strongly encourage each director on the Board to attend, in person, each annual shareholder meeting.

(c) Following each regular meeting of the Board (or at the conclusion of a special meeting if deemed necessary), the independent directors of the Board shall hold an executive session at which the Chief Executive Officer, or any other Company officer or employee, shall not be present.

(d) The Chairman of the Board shall designate an appropriate person or persons in the Company to prepare or cause to be prepared, at the direction of the Chairman of the Board, among other things:

(i) agendas in connection with regular (or special) meetings of the Board;

(ii) minutes of all Board meetings, which shall be distributed for review and correction, if necessary, by the members of the Board within a reasonable period of time following each such meeting;

(iii) Board “packages” for each such meeting providing appropriate information and materials related to the various items of the particular agenda (or in support of proposed unanimous consent resolutions); and

(iv) periodic financial, operational, or other requisite reports, including medical data, test results, and clinical studies to adequately inform the Board, on a timely basis, of the status of or material developments in Company’s business and the results of its operations.

(e) Directors shall participate in an initial orientation program upon election to the Board and in regular continuing education programs thereafter, in order that they fully understand their directorial responsibilities and can faithfully fulfill their fiduciary duties. Such continuing education, outlining the essential elements of best corporate governance practices and informing directors of new developments in this area, shall be conducted by the Company’s general counsel (if that position is occupied) or otherwise by a designated outside counsel with corporate governance expertise; and shall exceed that required by any applicable listing exchange. Executive officers of the Company shall similarly participate in such orientation program upon joining the Company, and all executive officers shall participate in such regular continuing education programs.

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(4) Reforms Concerning Board Sub-Committee Conduct

(a) The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board and the Chief Executive Officer, shall be responsible for periodic review of the Company’s corporate governance policies, protocols, and practices which may, from time to time, merit consideration by the Board.

(b) The Company’s Open Door Policy has been updated to have all complaints forwarded to all directors on the Audit Committee. The Open Door Policy applies expressly to all complaints, not just those relating to accounting/financial practices. Complaints received through the Company’s complaint hotline, as described in the Open Door Policy, go to the Chair of the Audit Committee and designated outside counsel only; such hotline complaints do not go to any officers or employees of the Company.

(c) The Audit Committee shall hold executive sessions with the Company’s independent auditor and its financial management team as a routine item on its agenda for each of its regularly scheduled meetings.

(d) The Audit Committee shall hold at least four (4) regularly scheduled meetings every year to review the Company’s annual and interim financial statements and disclosures, as well as related independent auditor attestations, certifications, and/or reports.

(e) The Audit Committee engaged Q5 Group, Inc. (formerly known as Rose Ryan, LLP) as an external consultant to create and implement an “Enterprise Risk Management Process” to be approved by the Board. This process is on-going and Q5 Group, Inc. shall continue to provide the Audit Committee with regular reports which may merit consideration by the Board.

(f) The Disclosure Committee has materially enhanced its charter. The Disclosure Committee, including its designated Disclosure Committee reporter, is now

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responsible for testing the reliability of information to be disclosed to the public. The Disclosure Committee shall meet periodically with the Company’s outside auditors, the Audit Committee, and/or the full Board to report on multiple aspects of the disclosure controls and to permit independent assessment of those controls.

(g) The Company has created a new Board Science Committee to oversee the Company’s research and development strategy and activities. Under the direction of the Science Committee, the Company shall evaluate existing and consider additional cross-functional training for personnel in all areas associated with research and development, covering: (i) the proper conducting of test studies; and (ii) the proper and timely disclosure of any problems with test studies; and (iii) the proper handling of data and results of test studies.

(h) The Board’s Nominating and Corporate Governance Committee shall review and consider improved procedures for the nomination of candidates for election to the Board.

(i) The Company’s Compensation Committee charter shall provide only directors who are independent, as that term is defined under applicable NASDAQ rules, shall be permitted to serve on the Compensation Committee of the Board.

(5) Reforms Concerning the Accuracy of Information Released to the Public

(a) The Board has adopted a comprehensive new policy on corporate disclosure controls and procedures, and approved a “Corporate Disclosure Policy,” a set of “Disclosure Controls and Procedures,” and an “Amended and Restated Disclosure Committee Charter.” As set forth in these documents, the Disclosure Committee must now review and formally approve all information before it is released to the public. In addition, there will no longer be any unpublished scientific data shared with investors.

(b) Company management shall annually assess the adequacy of Sequenom’s disclosure controls and procedures, with respect to each of the following: (i) the conduct of the research and development test studies; (ii) the supervision of research and development test studies; and (iii) the handling of data and results of research and development test studies.

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(6) Modifications to the Company’s Code of Business Conduct and Ethics

(a) The Company’s Code of Business Conduct and Ethics shall be distributed to all new employees and their acknowledgment of receipt of the Code and agreement to be bound by its provisions;

(b) the Company’s Code of Business Conduct and Ethics shall be disseminated annually to all employees with a confirmation requiring them to certify annually they have reviewed, are familiar with and agree to be bound by the provisions contained therein;

(c) the Company has revised its New Hire Orientation program, Employee Handbook and Code of Business Conduct and Ethics, and enhanced its training practices. The Company now has created several revised training programs concerning ethics, scientific processes, public disclosures, and professional e-mail conduct; and

(d) the Company’s Code of Business Conduct and Ethics shall be revised to include a specific section regarding the management, handling and disclosure of medical data, test results, and the conduct of clinical studies by or on behalf of the Company to ensure the effective implementation of the remedial measures imposed by the Board.

(7) Revised Clinical Study Protocols and Procedures

(a) The Company has introduced a number of standard operating procedures regarding study design planning and review, including clear identification of whether a study is blinded or unblinded, raw data storage at multiple locations, independent third-party review of blinded clinical data, and a redundancy review of clinical study design by the Oversight Committee and of blinded clinical data by the Science Committee, the clinical group and the Company’s biostatistician.

(b) The Company has revamped its policy concerning the storage of clinical samples, including requiring that samples be stored in third-party storage facilities, bar-coding samples for electronic tracking and auditing, creating formal procedures for obtaining a sample, and limiting access to the Company’s sample storage freezer.

(c) Sequenom has implemented new procedures for the storage and management of samples for testing.

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(8) Additional Company Structural Changes

(a) The Company has hired a full-time biostatistician and engaged an external consultant on an “as needed” basis as a clinical biostatistician.

(b) The Company has reorganized its reporting structure, reducing the number of direct reports to the Company’s Chief Executive Officer.

(c) The Company has revised its Oversight Committee and appointed project directors to oversee and manage each of the Company’s products in development. As a result, each of the Company’s potential products now has both a director responsible for the product’s development and also internal independent reviewers who otherwise are not associated with the product’s development team.

(9) Acknowledgements

Sequenom acknowledges Plaintiffs and Plaintiffs’ Counsel’s filing and prosecution of the Litigation was a substantial and material causal factor in Sequenom’s decision to adopt the foregoing corporate governance and remedial measures identified above at Section V (B)(1)-(8). Further, Sequenom, Plaintiffs, and Plaintiffs’ Counsel believe the measures identified herein, have benefited, or will materially benefit Sequenom and Current Sequenom Shareholders.

(10) Sunset Provision

Sequenom agrees to keep the corporate governance measures identified above in place for three (3) years following the date of the Final Order and Judgment, except as may be required by applicable statutes, common law, rules, and regulations.

VI. DISMISSAL AND RELEASES

The full terms of the dismissal and release of claims are set forth in the Stipulation. The following is only a summary.

Upon the Effective Date, Plaintiffs’ Released Persons shall fully, finally and forever release, relinquish and discharge as against the Defendants’ Released Persons any and all of Plaintiffs’ Released Claims, and Defendants’ Released Persons shall fully, finally and forever release, relinquish and discharge as against Plaintiffs’ Released Persons and Defendants’ Released Persons any and all of Defendants’ Released Claims.

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In the event that defendants Harry Stylli or Paul Hawran commence a legal proceeding against Sequenom asserting the Excluded Employment Claims, the releases shall not bar Sequenom from asserting any of Defendants’ Released Claims against Messrs. Stylli or Hawran (whichever has filed an Excluded Employment Claim, or both, if both assert such a claim) as counter-claims, cross-claims, or if the Excluded Employment Claims are brought in a forum that does not have jurisdiction over one or more of Sequenom’s Defendants’ Released Claims (including, but not limited to, a claim for contribution as set forth in the Stipulation of Settlement dated December 24, 2009 in the Federal Securities Class Action), in a separate action in response to the Excluded Employment Claims. In the event Messrs. Stylli or Hawran commence a legal proceeding asserting the Excluded Employment Claims against Sequenom, and Sequenom subsequently asserts Defendants’ Released Claims against Messrs. Stylli or Hawran in response to their assertion of the Excluded Employment Claims, Messrs. Stylli and Hawran agree they will not assert the statute of limitations as a defense to those counter-claims, cross-claims, or separate action. All other defenses of Messrs. Stylli and Hawran to Defendants’ Released Claims asserted by Sequenom are preserved.

The releases of Plaintiffs’ Released Claims and Defendants’ Released Claims are absolute and final, subject only to Sequenom’s right to assert Defendants’ Released Claims in response to litigation of the Excluded Employment Claims initiated by Messrs. Stylli and/or Hawran.

If, at any time after the Effective Date, but no later than sixty (60) days after the initiation of litigation of any Excluded Employment Claim, Messrs. Stylli or Hawran execute and deliver a full and final release of their respective Excluded Employment Claims (“Delivering Party”), then Defendants’ Released Claims shall be fully and finally released, and discharged as to the Delivering Party, and the release above shall automatically become null and void as to the Delivering Party and Defendants’ Released Claims may not then be asserted against the Delivering Party.

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As referred to above, the phrase “Defendants’ Released Claims” collectively means: (i) all actions, suits, claims, demands, rights, liabilities, and causes of action of every nature and description whatsoever, including both known claims and Unknown Claims, asserted or that might have been asserted by Defendants’ Released Persons against Plaintiffs’ Released Persons, which arise out of, are based on, or relate in any way, directly or indirectly, to the institution, prosecution, or settlement of the Litigation (except for claims to enforce the Settlement); and (ii) all actions, suits, claims, demands, rights, liabilities, and causes of action of every nature and description whatsoever, including both known claims and Unknown Claims, that were or could have been asserted in the Litigation or any forum, by Defendants’ Released Persons, whether brought directly, indirectly or derivatively, against any other Defendants’ Released Persons, which arise out of, are based on, or relate in any way, directly or indirectly, to any of the allegations, acts, transactions, facts, events, matters, occurrences, representations, or omissions involved, set forth, alleged or referred to, in the Litigation, or which could have been alleged in the Litigation or any of the complaints in the Litigation, including, with respect to all Individual Defendants other than Messrs. Stylli and Hawran, any claims related in any way to or arising out of an Individual Defendant’s employment with the Company or the termination or cessation of that employment, including by way of resignation; provided, however, the Individual Defendants, by virtue of the Stipulation, have not released, relinquished, or discharged Sequenom or any insurer from, and Defendants’ Released Claims do not include, any claims, rights, or causes of action for indemnification or for advancement of attorneys’ fees and expenses (or other defense costs) by the Individual Defendants against Sequenom, for any matter whatsoever, required or permitted to the fullest extent under Sequenom’s Certificate of Incorporation or Bylaws, California or Delaware law, or any indemnification or similar agreement between Sequenom and any such Individual Defendants, or any insurance policy; and provided, further, that Defendants’ Released Claims do not include the Excluded Employment Claims (as defined below), and Messrs. Stylli and Hawran expressly reserve, and by virtue of the Stipulation do not release, relinquish or discharge Defendants’ Released Persons from the Excluded Employment Claims.

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ACTUAL NOTICE OF PENDENCY OF SETTLEMENT

OF DERIVATIVE LITIGATION

As referred to above, the phrase “Defendants’ Released Persons” means each of the Defendants and, to the maximum extent permitted by law, each of Defendants’ immediate family members, spouses, heirs, executors, estates, administrators, trustees, assigns, and any trusts in which Defendants, or any of them, are settlors, or which are for the benefit of any Defendants and/or members of his or her immediate family; any entity in which a Defendant, and/or members of his or her family has a controlling interest; each of the Defendants’ present and former attorneys, legal representatives, and assigns in connection with the Litigation; Defendants’ insurers; and all present and former directors and officers, agents, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, and divisions.

As referred to above, the phrase “Effective Date” means the first day following the date on which the Final Order and Judgment is finally affirmed on appeal or is no longer subject to a timely appeal and the time for any petition for re-argument, appeal, or review, by certiorari or otherwise, has expired.

As referred to above, “Excluded Employment Claims” means any and all claims, rights, causes of action, or liabilities whatsoever, whether based in federal, state, local, statutory, or common law or any other law, rule or regulation, including both known and Unknown Claims (as defined below), by Messrs. Stylli and Hawran arising out of or relating to their employment at Sequenom or the termination of or resignation from their employment at Sequenom, including but not limited to claims for breach of employment contract, wrongful termination, or defamation.

As referred to above, “Plaintiffs’ Released Claims” refers to all actions, suits, claims, demands, rights, liabilities, and causes of action of every nature, and description whatsoever, including both known claims or Unknown Claims, asserted or that might have been asserted by Plaintiffs’ Released Persons or any other plaintiff derivatively on behalf of Sequenom, against Defendants’ Released Persons, that were or could have been alleged in the Litigation, or that arise from, or relate to the matters or occurrences that were alleged in the Litigation (except for claims to enforce the Settlement).

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

ACTUAL NOTICE OF PENDENCY OF SETTLEMENT

OF DERIVATIVE LITIGATION

As referred to above, “Plaintiffs’ Released Persons” refers to Plaintiffs, and each of their immediate family members, spouses, heirs, executors, administrators, successors, trustees, attorneys, personal or legal representatives, advisors, estates, assigns, and agents thereof.

As referred to above, “Unknown Claims” means any and all claims, demands, rights, liabilities, and causes of action of every nature and description which Plaintiffs or Defendants do not know or suspect to exist in his, her, or its favor at or after the Execution Date and including, without limitation, those which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Plaintiffs’ Released Claims and Defendants’ Released Claims, the Parties stipulated and agreed (except for the obligations created under the Stipulation), upon the Effective Date, Plaintiffs and Defendants shall expressly waive, and by operation of the Final Order and Judgment shall have waived, any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code § 1542, which states:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Plaintiffs and Defendants may hereafter discover facts in addition to or different from those any of them now know or believe to be true with respect to the subject matter of Plaintiffs’ Released Claims or Defendants’ Released Claims. Plaintiffs and Defendants shall expressly have deemed to have and by operation of the Final Order shall have, fully, finally, and forever settled and released any and all Plaintiffs’ Released Claims and the Defendants’ Released Claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, that now exist, or heretofore have existed upon any theory of law or

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

ACTUAL NOTICE OF PENDENCY OF SETTLEMENT

OF DERIVATIVE LITIGATION

equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Plaintiffs and Defendants acknowledged the waivers contained in this paragraph, and the inclusion of “Unknown Claims” in the definition of Plaintiffs’ Released Claims and Defendants’ Released Claims, were separately bargained for and are key elements of the Settlement. Unknown Claims do not include the Excluded Employment Claims.

VII. THE FEE AWARD

In light of the substantial benefits conferred upon Sequenom and Current Sequenom Shareholders, the Board authorized the Company to pay $2.5 million to Plaintiffs’ Counsel for their attorneys’ fees and expenses, subject to court approval (the “Fee Award”). The Fee Award may include up to 200,000 shares of the Company’s common stock based on the closing price of the Company’s common stock as reported on NASDAQ on the date the Final Order is entered. Any shares issued to pay the Fee Award shall be fully paid, non-assessable and, upon final approval of the Settlement, exempt from registration under Section 3(a)(10) of the Securities Act of 1933.

VIII. CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events. The Settlement shall be terminated, shall be deemed null and void, and shall have no further force or effect if any of the following events occur: (i) the Court declines to approve this Settlement or to enter the Final Order and Judgment in any material respect; or (ii) the Final Order and Judgment is modified or reversed in any material respect on appeal, rehearing, or reconsideration. If the Settlement is terminated for any reason, this Stipulation shall not be deemed to prejudice in any way the positions of the Parties with respect to the Litigation; the Litigation will be returned to the status quo ante, without prejudice to the Plaintiffs’ right to seek, or the Defendants’ right to oppose, the Plaintiffs’ prosecution of the Litigation on behalf of Sequenom.

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

ACTUAL NOTICE OF PENDENCY OF SETTLEMENT

OF DERIVATIVE LITIGATION

IX. THE FINAL APPROVAL HEARING AND YOUR RIGHTS AS CURRENT SEQUENOM SHAREHOLDERS

The Final Approval Hearing shall be held before this Court on July 12, 2010 at 11:15 a.m. or as soon thereafter as counsel may be heard in the courtroom of the Honorable Larry A. Burns of the Court, 940 Front Street, San Diego, CA 92101 to determine: (i) whether the proposed Settlement of the Litigation as set forth in the Stipulation should be finally approved in all respects as fair, reasonable, and adequate to Sequenom and Current Sequenom Shareholders; (ii) whether the Final Order and Judgment approving the Settlement should be entered; and (iii) whether Plaintiffs’ Counsel’s agreed-to Fee Award should be finally approved. The Final Approval Hearing may be continued or adjourned from time to time by the Court at the Final Approval Hearing or any continued or adjourned session thereof without further notice.

Should the Settlement be approved by the Court following the Final Approval Hearing, the Court will enter a Final Order and Judgment dismissing all of Plaintiffs’ Released Claims with prejudice against Defendants’ Released Persons and barring any of Plaintiffs’ Released Persons from asserting any and all of Plaintiffs’ Released Claims in any court or forum against any of the Defendants’ Released Persons. It shall also bar Defendants from asserting against any of the Plaintiffs’ Released Persons, Defendants’ Released Persons, Sequenom, or any Individual Defendants, any and all of Defendants’ Released Claims.

Any Current Sequenom Shareholder may appear at the Final Approval Hearing and be heard as to whether the proposed Settlement should be approved, provided, however, that no such person shall be heard unless, at least fourteen (14) days prior to the Final Approval Hearing, such shareholder has: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of Sequenom capital stock through the date of the Final Approval Hearing, including the number of shares of Sequenom capital stock and the date of purchase; and (c) any documentation in support of such objection; and (2) if a Current Sequenom Shareholder intends to appear and requests to be heard at the Final Approval Hearing, such shareholder must have, in addition to the requirements of (1)

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

ACTUAL NOTICE OF PENDENCY OF SETTLEMENT

OF DERIVATIVE LITIGATION

above, filed with the Clerk of the Court: (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call at the Final Approval Hearing and the subjects of their testimony. If a Current Sequenom Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following thereof:

CLERK OF THE COURT

United States District Court

Southern District Of California

940 Front Street,

San Diego, Ca 92101

ROBBINS UMEDA LLP

BRIAN J. ROBBINS

KEVIN A. SEELY

JAY N. RAZZOUK

600 B Street, Suite 1900

San Diego, CA 92101

HOLZER HOLZER & FISTEL, LLC

MICHAEL I. FISTEL, JR.

MARSHALL DEES

200 Ashford Center North, Suite 300

Atlanta, GA 30338

Co-Lead Counsel for plaintiffs in Consolidated Federal Derivative Action

COOLEY GODWARD KRONISH LLP

WILLIAM E. GRAUER

KOJI F. FUKUMURA

MARY KATHRYN KELLEY

RYAN E. BLAIR

4401 Eastgate Mall

San Diego, CA 92121

Counsel for Defendants Charles R. Cantor, Allan Bombard, Ernst-Gunter Afting, Harry F. Hixson, Jr., Ronald M. Lindsay, Richard A. Lerner, John A. Fazio, Kathleen M. Wiltsey, and Sequenom, Inc.

Unless otherwise ordered by the Court, any Current Sequenom Shareholder who does not make his, her, or its objection or opposition in the manner provided shall be deemed to have waived any and all objections and opposition, and shall be forever foreclosed from making any objection to the fairness, reasonableness, and adequacy of the proposed Settlement, and shall otherwise be bound by the Judgment to be entered and the releases to be given.

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

ACTUAL NOTICE OF PENDENCY OF SETTLEMENT

OF DERIVATIVE LITIGATION

X. EXAMINATION OF PAPERS AND INQUIRES

This Notice contains only a summary of the terms of the proposed Settlement. For a more detailed statement of the matters involved in this action, reference is made to the pleadings, to the Stipulation and to other papers filed in this action which may be inspected at the Office of the Clerk for the United States District Court for the Southern District of California, 940 Front Street San Diego, CA 92101, during business hours of each business day. In addition, a copy of the Stipulation may be found at www.robbinsumeda.com and the website of Sequenom at http://www.sequenom.com/Corporate/Investor-Relations/SEC-Filing.

Inquiries regarding this action should be addressed as follows:

ROBBINS UMEDA LLP

BRIAN J. ROBBINS

KEVIN A. SEELY

JAY N. RAZZOUK

600 B Street, Suite 1900

San Diego, CA 92101

HOLZER HOLZER & FISTEL, LLC

MICHAEL I. FISTEL, JR.

MARSHALL DEES

200 Ashford Center North, Suite 300

Atlanta, GA 30338

Co-Lead Counsel for plaintiffs in Consolidated Federal Derivative Action

DO NOT CONTACT THE COURT REGARDING THIS NOTICE.

483088

LEAD CASE NO.: 09-CV-1341 LAB (WMC)

ACTUAL NOTICE OF PENDENCY OF SETTLEMENT

OF DERIVATIVE LITIGATION